EXHIBIT 10.15

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into effective as of as of August 25, 2014 by and between J. Thomas Hannan (“Investor”), and LED Lighting Company, a Delaware corporation (the “Company”), with reference to the following facts:

WHEREAS, the Company and Investor entered into a Consulting Agreement dated December 10, 2013 (the “Consulting Agreement”) pursuant to which the Company has accrued $50,000 in payables as of August 31, 2014;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Conversion of Payables; Issuance of Common Stock.

(a)

Investor has agreed to convert the amount of $50,000 into 50,000 shares of Company Common Stock at $1.00 per share. The Company shall issue the stock certificate to the Investor as provided on the signature page.

(b)

Investor agrees that (i) all payment obligations of Company under the Consulting Agreement through August 31, 2014 have been met; (ii) the Company’s obligations for any future compensation payments (other than reimbursement of expenses) under the Consulting Agreement shall terminate as of August 31, 2014; and (iii) the Consulting Agreement shall terminate as of August 31, 2014.

2.

Investor Representations. The Company is issuing the Common Stock (the “Securities”) to Investor in reliance upon the following representations by Investor:

(a)

Investor acknowledges and agrees that the Securities are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Investor acknowledges and agrees that () the Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not yet been registered under the Securities Act, and () the Securities may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b)

Investor acknowledges and agrees that () the registrar or transfer agent for the shares of Common Stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with, and () any shares of Common Stock in the form of definitive physical certificates will bear a restrictive legend.

(c)

Investor acknowledges and agrees that: (a) the Securities are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Investor is acquiring the Securities solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Investor is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Securities; (d) Investor has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the Securities; (e) Investor is able to bear the economic risk and lack of liquidity inherent in holding the Securities; (f) Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, and the attached ACCREDITED INVESTOR QUESTIONNAIRE has been completed by Investor truthfully and accurately; and (g) Investor either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Investor’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Securities.

(d)

Investor has had the opportunity to review the Company’s public reports filed with the Securities and Exchange Commission which contain the most recent public information regarding the Company (the “SEC Filings’), and which include certain risk factors related to the Company and an investment in the Company. Investor has not been furnished any literature other than the SEC Filings and is not relying on any information, representation or warranty by the Company or any of its affiliates or agents, other than information contained in the SEC Filings, in determining whether to purchase the Securities.

(e)

Investor’s principal residence/principal place of business is in the State of California.

3.

Miscellaneous.

(a)

This Agreement shall be construed and enforced in accordance with the laws of the State of California. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by both parties.

(b)

Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. The Company acknowledges that Investor has not represented the Company in any manner relating to this Agreement, or the conversion of debt, and has advised the Company to seek independent legal counsel regarding this Agreement and the conversion of debt. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(c)

Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) this Agreement is fully binding and enforceable against such party.

(d)

This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission or by electronic transmission in PDF format, all of which taken together shall constitute a single instrument.

This Agreement is entered into and effective as of the date first written above.

COMPANY:

LED Lighting Company

By: /s/ Kevin Kearney

Kevin Kearney, CEO

INVESTOR:

/s/ J. Thomas Hannan

J. Thomas Hannan

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